EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
  PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

I, Kelley A. Wendt, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the SarbanesOxley Act of 2002, that the Quarterly Report of Exactus, Inc. (formerly known as Spiral Energy Tech, Inc.) on Form 10Q for the fiscal period ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10Q fairly presents in all material respects the financial condition and results of operations of Exactus, Inc.

Date: November 20, 2017

By:       /s/ Kelley A. Wendt
Name:  Kelley A. Wendt
Title:    Chief Financial Officer (Principal Financial Officer)